UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2006

SAFETY PRODUCTS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-127781	34-2051198
(State or other jurisdiction of Incorporation)	(Commission File Number)	I.R.S Employer Identification No.)

2001 Spring Road, Suite 425, Oak Brook, IL  60523
(Address of principal executive offices)          (Zip Code)

(630) 572-5715
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 18, 2006, Amendment No. 1 to the 2005 Option Plan of Safety Products Holdings, Inc. (the “Company”) was approved by the Company’s stockholders.  Amendment No. 1 to the 2005 Option Plan increases the number of shares of Common Stock, par value $.01 per share (“Common Stock”), of the Company reserved for issuance under the 2005 Option Plan from 1,286,631 to 1,436,631 shares and permits the committee designated to administer the 2005 Option Plan the right to grant transferable options in appropriate cases.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2006, the holders of Common Stock of the Company approved the amendment and restatement of the Bylaws of the Company.  As a result of the changes to the Bylaws, neither the Company’s board of directors nor its stockholders will need to obtain the consent of either all the directors or all the stockholders, as the case may be, in order to act by written consent in lieu of a meeting. A copy of the Company’s Amended and Restated Bylaws are attached as Exhibit 3.1.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Safety Products Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAFETY PRODUCTS HOLDINGS, INC.

Date: October 20, 2006	By:	/s/ David F. Myers, Jr.
David F. Myers, Jr.
Executive Vice President, Chief Financial Officer, Secretary and Director

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Safety Products Holdings, Inc.